Exhibit 4.2

NUMBER	SHARES

TWO PRE

TWO HARBORS INVESTMENT CORP.

INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

7.50% SERIES E CUMULATIVE REDEEMABLE PREFERRED STOCK

SEE REVERSE FOR CERTAIN DEFINITIONS
AND IMPORTANT NOTICE ON TRANSFER
RESTRICTIONS AND OTHER INFORMATION

This Certifies that	CUSIP 90187B 705

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $.01 EACH OF THE 7.50% SERIES E CUMULATIVE REDEEMABLE PREFERRED STOCK OF

TWO HARBORS INVESTMENT CORP.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.
This Certificate and the Shares represented hereby are issued and shall be subject to all of the provisions of the charter and bylaws of the Corporation, each as may be amended from time to time (copies of which are on file with the Corporation and the transfer agent), to all of which the Holder by acceptance hereof assents.
This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:  **SPECIMEN**

PRESIDENT	SECRETARY

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM —	as tenants in common	UNIF GIFT MIN ACT -	Custodian
TEN ENT —	as tenants by the entireties		(Cust) (Minor)
JT TEN —	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act (State)

Additional Abbreviations may also be used though not in the above list.

Two Harbors Investment Corp.

The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemptions of the stock of each class which the Corporation has authority to issue and, with respect to any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series.  The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Charter of the Corporation, as the same may be amended from time to time, a copy of which will be sent without charge to each stockholder who so requests.  Such request must be made to the Secretary of the Corporation at its principal office.

The shares represented by this certificate are subject to restrictions on Beneficial Ownership and Constructive Ownership and Transfer for the purpose, among others, of the Corporation’s maintenance of its qualification as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the “Code”).  Subject to certain further restrictions and except as expressly provided in the Corporation’s Charter, (i) no Person may Beneficially Own or Constructively Own shares of the Corporation’s Common Stock in excess of 9.8 percent (in value or number of shares) of the outstanding shares of Common Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially Own or Constructively Own shares of Capital Stock of the Corporation in excess of 9.8 percent (in value or number of shares) of the total outstanding shares of Capital Stock of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own or Constructively Own Capital Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons.  Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially Own or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation.  If the restrictions on transfer or ownership provided in (i), (ii) or (iii) above are violated, the shares of Capital Stock in excess or in violation of the above limitations will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries.  In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above.  Furthermore, if the ownership restriction provided in (iv) above would be violated or upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio.  All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge.  Requests for such a copy may be directed to the Secretary of the Corporation at its principal office.

For value received,	hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares

of the 7.50% Series E Cumulative Redeemable Preferred Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said stock on the books of the within named Corporation will full power of substitution in the premises.

Dated

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN
ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN
ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE
MEDALLION PROGRAM,
PURSUANT TO S.E.C. RULE 17Ad-15).

KEEP THIS CERTIFICATE IN A SAFE PLACE.  IF IT IS LOST, STOLEN, OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.